SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) July 23, 2002 (July 22, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



         Oklahoma                       1-13726                 73-1395733
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(State or other jurisdiction       (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)


       6100 North Western Avenue, Oklahoma City, Oklahoma          73118
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            (Address of principal executive offices)             (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") announced a significant gas discovery at Comanche Lodge in the Greater Mayfield area of western Oklahoma's Anadarko Basin.

         Chesapeake today announced the successful completion and initial sales from a major natural gas discovery at its Cat Creek 1-19 well in the Comanche Lodge Prospect in the Greater Mayfield area of the Deep Anadarko Basin in western Oklahoma. During the past 24 hours, the well has produced 17 million cubic feet of natural gas equivalent (mmcfe) per day through a choke size of 20/64" with flowing tubing pressure of 5,700 lbs. from the Upper Hunton formation. This test flow may differ significantly from sustained production rates. Chesapeake owns a 70% working interest and a 52% net revenue interest in the Hunton zones in the Cat Creek 1-19.

         Because the Upper Hunton's gas is sweet (only 2 parts per million (ppm) of H2S) and the Middle Hunton's gas should be slightly sour (up to 300 ppm of
H2S), the company plans to produce the Upper Hunton separately for several months until additional gas transportation arrangements can be made so that both zones may be commingled. Any additional gas facilities needed to accommodate Middle Hunton production should cost less than $1 million. To date, Chesapeake's net cost to drill and complete the Cat Creek 1-19 has been $12 million.

         In addition, Chesapeake has recently reached total depth on two deep (20,000') exploratory Morrow/Springer tests in the Greater Mayfield area.

ITEM 9.       REGULATION FD DISCLOSURE

         Chesapeake also released the following additional statements in connection with the announcements described in Item 5:

         Based on initial gas sales rates, flowing tubing pressures and geological and production analogies to nearby Northeast Mayfield Hunton wells, Chesapeake believes the Cat Creek 1-19's gross proved reserves are approximately 25 billion cubic feet of natural gas equivalent (bcfe), 10 bcfe from the Upper Hunton and 15 bcfe from the behind-pipe Middle Hunton.

         Deep gas production was first established in the Mayfield and Northeast Mayfield fields of Beckham County in the late 1970's. Since then, the Hunton formation in this area has produced more than 520 bcfe and has an estimated ultimate recovery (EUR) of 600 bcfe. The closest analogous field to Comanche Lodge is Northeast Mayfield, where the Hunton will average an estimated EUR of 36 bcfe per well. These Mayfield area Hunton reserves do not include the projected 250 bcfe (130 bcfe net to Chesapeake) of Comanche Lodge Hunton reserves.

         Virtually all of the area's Hunton production has been produced from the Middle Hunton, which makes Chesapeake's discovery of production in the Upper Hunton in the Cat Creek 1-19 especially significant. The company believes that full development of the Hunton in Comanche Lodge will require drilling seven additional wells, two of which should begin drilling in the next 60 days offsetting the Cat Creek 1-19. Chesapeake believes these wells will reach total depth of 25,000' within 240-270 days from spud at a gross completed per well cost of $13-15 million. Targeted per well reserves are 25-35 bcfe.

         The Morrow/Springer zones in this area have produced 110 bcfe with an EUR of 235 bcfe (not including potential Morrow/Springer reserves at Comanche Lodge). Chesapeake has a substantial inventory of Morrow/Springer prospects in Greater Mayfield delineated by its extensive 3-D seismic database. The company expects to keep 2-4 Morrow/Springer rigs active in this area for the foreseeable future. Based on shows and log results from these two wells and from the Morrow/Springer shows encountered in the Cat Creek 1-19, Chesapeake believes that it can find more than 100 gross bcfe (50 bcfe net to Chesapeake) of Morrow/Springer reserves on its Greater Mayfield acreage. Estimated completed well costs are $5 million for targeted reserves of 5-15 bcfe.

         Moreover, the Greater Mayfield area accounts for only two of the company's 29 rigs currently active. Other deep exploratory wells with significant potential are underway in the Arkoma, Bray, Cement, Chitwood, Knox and Watonga-Chickasha areas of Oklahoma. The company's current inventory of more than 1,500 undrilled locations includes approximately 50 additional ultra-deep (>19,000') drilling locations.

                               Management Summary

         Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "Comanche Lodge is a major gas discovery for Chesapeake and for Oklahoma's deep gas industry."

         For several reasons, Chesapeake has accelerated its drilling activity in 2002 despite this year's downturn in gas prices. First, we are extremely enthusiastic about evolving natural gas market fundamentals that we believe will provide much higher prices in 2003 and 2004 than what we have seen to date in 2002. Second, we are taking advantage of today's very attractive drilling costs, which are 30-50% lower than the drilling costs that prevailed in 2001. Finally, in an effort to spur additional deep gas drilling in Oklahoma, we worked with the Oklahoma Legislature to create a five-year severance tax abatement for 6/7ths of the state's 7.1% severance tax on production from all wells spud in the next year that target formations below 17,500'. On a 10 bcfe Morrow/Springer well in Greater Mayfield, these severance tax savings could offset up to 40% of a well's total cost and will provide an additional incentive for continued exploration of new reserves of ultra-deep gas.

         Chesapeake's extensive prospect inventory of over 1,500 identified drillsites and our exploration and operations teams that are capable of drilling more than 300 wells per year on home-grown prospects provide our company with the unusual ability to generate significant organic production growth. We believe investors will increasingly appreciate this aspect of Chesapeake's distinctiveness and will enjoy learning more about our company's considerable exploration upside potential in the year ahead."

                  Earnings Release Conference Call Information

         Chesapeake's management invites participation in a conference call this Friday morning, July 26 at 8:00 a.m. CDT to discuss the contents of this release and our second quarter 2002 earnings announcement that will be released after the market closes on Thursday, July 25, 2002. Please call 913-981-5592 between 7:50 and 8:00 a.m. CDT on July 26 if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at www.chkenergy.com and clicking on the link under Shareholder Information or by going directly to www.ccbn.com. In addition, a replay of the call will also be available through August 9 by calling 719-457-0820. The passcode for the replay is 519396.


This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 in both Items 5 and 9 herein. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning future production and its contribution to future results of operations are based upon operational, engineering and marketing information available as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION


                                              By: /s/ Aubrey K. McClendon
                                                 ------------------------------
                                                      Aubrey K. McClendon
                                                   Chairman of the Board and
                                                    Chief Executive Officer
Dated: July 23, 2002